Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-3 (No. 333-132171, No. 333-101907, No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198, and No. 33-57223) of Cardinal Health, Inc.,

(2)	Registration Statements on Form S-4 (No. 333-62938 and No. 333-74761) of Cardinal Health, Inc., and

(3)	Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655, No. 333-71727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-91600, No. 333-102369, No. 333-100564, 333-120006 and 333-129725) of Cardinal Health, Inc.,

of our reports dated August 31, 2006, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc., Cardinal Health, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cardinal Health, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2006.

/s/ Ernst & Young LLP

Columbus, Ohio

August 31, 2006